Artisan Partners Funds, Inc.
1940 Act File No. 811-8932
Report on Form N-SAR for the period ended
March 31, 2018

Sub-Item 77Q1:	Exhibits

Exhibit Number
(a)


Description


Amendment of Amended and Restated
Articles of Incorporation dated as of
March 2, 2018

Previously filed. Incorporated by reference to exhibit (a)(13) filed with post-effective amendment no. 112 to the registration statement of Artisan Partners Funds, Inc., Securities Act file number 33-88316, filed on March 6, 2018.



Exhibit Number
(d)


Description
Amendment of Amended and Restated Multiple Class
Plan pursuant to Rule 18f-3

Previously filed. Incorporated by reference to exhibit (n) filed with post-effective amendment no. 112 to the registration statement of Artisan
Partners Funds, Inc., Securities Act file number
33-88316, filed on March 6, 2018.